-------------------------------------------------------------------------------

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                  DATE OF EARLIEST EVENT REPORTED: July 2, 2007


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)


                         COMMISSION FILE NUMBER 1-13167

                                      TEXAS
         (State or other jurisdiction of incorporation or organization)

        Internal Revenue Service - Employer Identification No. 74-1611874

                15835 Park Ten Place Drive, Houston, Texas, 77084
                                 (281) 749-7800
                                  ------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 7.01         REGULATION FD DISCLOSURE

The Company's Fleet Status Report at July 2, 2007 is attached hereto as Exhibit
99.1. Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 18 of the Exchange Act. The Fleet Status Report has also been posted on the Company's website at www.atwd.com. All changes from the Company's last Fleet Status Report dated June 6, 2007 are highlighted in yellow on the Company's website.

During May and June 2007, the SEAHAWK was relocated to another Amerada Hess Equatorial Guinea, Inc. drilling site at a moving dayrate which was approximately $15,000 less than its operating dayrate of approximately $71,900. Due to this moving period, revenues for the SEAHAWK for the quarter ending June 30, 2007 was reduced by approximately $500,000 which, with some fleet zero rate days incurred in the quarter reducing revenues also by another approximately $500,000, will have a combined negative impact on earnings per share of approximately $0.03 for the quarter.

The ATWOOD SOUTHERN CROSS commenced working at the end of June 2007 under its four (4) firm well commitment with Turkiye Petrolleri A. O. at a dayrate of $290,000 for the first three (3) wells and $320,000 for the last well. The VICKSBURG commenced working on June 20, 2007 under its two-year commitment with Chevron Offshore (Thailand) Ltd. at an operating dayrate of $154,000.

Due to the ATWOOD EAGLE continuing to carry extra personnel for training and development purposes and incurring some additional repairs and maintenance costs, we now expect its average operating costs for the quarter ended June 30, 2007 to be between $105,000 and $110,000 compared to our guidance of between $95,000 and $105,000. The ATWOOD HUNTER'S average operating costs for the quarter ended June 30, 2007 are now expected to be between $75,000 and $80,000 compared to guidance of $65,000 to $75,000. Average operating costs for the ATWOOD FALCON, ATWOOD SOUTHERN CROSS, ATWOOD BEACON, VICKSBURG, SEAHAWK and RICHMOND are all expected to be within guidance.


Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2006, filed with the Securities and Exchange Commission.

ITEM 9.01         EXHIBITS

EXHIBIT 99.1    FLEET STATUS REPORT JULY 2, 2007

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ATWOOD OCEANICS, INC.
                                  (Registrant)



                                  /s/ James M. Holland
                                  James M. Holland
                                  Senior Vice President

                                  DATE: July 2, 2007

                                  EXHIBIT INDEX


EXHIBIT NO.           DESCRIPTION

99.1            Fleet Status Report at July 2, 2007